Exhibit 4.5

                       PLAY BY PLAY TOYS & NOVELTIES, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


Date of Grant:______________________, 1995.

      This Non-Qualified Stock Option Agreement (the "Agreement"), dated as of the date of grant first stated above (the "Date of Grant"), is delivered

      BY PLAY BY PLAY TOYS & NOVELTIES, INC., a Texas corporation, hereinafter referred to as

                                          "COMPANY"

      TO                            ___________________________________,
                                    an individual,
                                    hereinafter referred to as

                                          "GRANTEE"

      WHEREAS, Grantee is a member of the Board of Directors of Company;

      WHEREAS, Company wishes to compensate Grantee for his contributions and activities on behalf of Company; and

      WHEREAS, the Board of Directors of Company adopted a resolution effective April 13, 1995, to issue non-qualified stock options to certain members of the Board of Directors who are not otherwise an officer or an employee of the Company.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the Company and Grantee hereby agree as follows:

      1. GRANT OF OPTION. Subject to the terms and conditions hereinafter set forth, Company hereby grants to Grantee, as of the Date of Grant, an option to purchase up to shares of common stock of the Company (the "Stock") at a purchase price per share of one hundred ten percent (110%) of the initial "Price to Public" per share of the Company's initial public offering. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

      2. VESTING OF EXERCISE RIGHTS. Subject to the other terms of this Agreement, the Option shall become exercisable in five (5) installments, Grantee having the right hereunder to purchase from Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

      (a) On and after the expiration of six months from the Date of Grant, up to one-fifth (ignoring fractional shares) of the total number of Option Shares;

      (b) On and after the first anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares;

      (c) On and after the second anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares;

      (d) On and after the third anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares; and

      (e) On and after the fourth anniversary of the Date of Grant, the remaining Option Shares.

      3.    TERMINATION OF OPTION.

      (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five (5) years from the Date of Grant (the "Option Term").

      (b) Upon the occurrence of Grantee's ceasing for any reason to be a member of the Company's Board of Directors, the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of Grantee's membership on the Company's Board of Directors, except in a case where the termination of Grantee's membership on the Company's Board of Directors is by reason of death. Upon a termination of Grantee's membership on the Company's Board of Directors by reason death, the Option may be exercised during the following period, but only to the extent that the Option was outstanding and exercisable on any such date of death: the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of Grantee's estate, but not later than one year after Grantee's death. In no event, however, shall any such period extend beyond the Option Term.

      (c) In the event of the death of Grantee, the Option may be exercised by Grantee's legal representative, but only to the extent that the Option would otherwise have been exercisable by Grantee.

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      (d)   Notwithstanding anything to the contrary set forth herein or in the
            Plan, in the event the effective date of Company's first public offering of its common stock does not occur on or before July 31, 1995, then the Option and all rights hereunder with respect thereto shall immediately terminate and become null and void.

      4.    EXERCISE OF OPTIONS.

      (a) Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company at the Company's principal executive office written notice delivered in person or by mail of Grantee's intent to exercise. The notice of the exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five (5) days after the giving of the notice unless an earlier time shall have been mutually agreed upon.

      (b) Full payment (in U.S. dollars) by Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Company, in whole or in part through the surrender of previously acquired shares of Stock at their Fair Market Value (as defined in Paragraph 12) on the exercise date. On the exercise date specified in Grantee's notice or as soon thereafter as is practicable, a certificate or certificates for the Option Shares then being purchased shall be issued to Grantee upon full payment of the exercise price for such Option Shares. The obligation of Company to deliver Stock shall, however, be subject to the condition that if at any time the Company shall determine in its sole discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or a connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

      (c) If Grantee fails to pay for any of the Option Shares specified in the notice or fails to accept delivery thereof, Grantee's right to purchase the Option Shares may be terminated by Company.

      5. ADJUSTMENT OF OPTION SHARES AND OPTION PRICE. In the event of any stock dividend or subdivision of the shares of common stock of Company into a greater number of shares, the purchase price hereunder shall be proportionately reduced and the number of shares subject to the Option shall be proportionately increased; conversely, in the event of any combination of the outstanding shares of common stock of Company, the purchase price

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hereunder shall be proportionately increased and the number of shares of Stock subject to the Option shall be proportionately reduced.

      6. INVESTMENT REPRESENTATION. Upon demand by the Company, Grantee shall deliver to Company, at the time of any exercise of the Option or portion thereof, a written representation that the Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand by the Company, delivery of such representation prior to the delivery of any certificate representing the Stock issuable upon exercise of the Option and prior to the expiration of the Option Term shall be a condition precedent to the right of Grantee to purchase any shares of Stock.

      7. RIGHTS AS A SHAREHOLDER. Neither Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a shareholder of Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

      8. NON-TRANSFERABILITY OF OPTION. During Grantee's lifetime, the Option hereunder shall be exercisable only by Grantee or any guardian or legal representative of Grantee, and the Option shall not be transferrable otherwise by will or the laws of descent and distribution (but shall be exercisable by Grantee's executor or administrator pursuant to Paragraph 3(b) hereof) or pursuant to a qualified domestic relations order, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interests hereby conferred, then Company may terminate the Option by notice to Grantee and the Option shall thereupon become null and void.

      9. RIGHTS AS BOARD MEMBER. The granting of the Option nor its exercise shall not be construed as conferring upon Grantee any right with respect to the directorship held by Grantee or to any continuance of membership on the Board of Directors of the Company or any subsidiary, nor shall it interfere in any way with the right of the Company or any subsidiary to terminate his directorship at any time in accordance with Texas law.

      10. DISPOSITION OF SHARES. No share of Stock acquired by the exercise of an option granted hereunder shall be transferable, other than by will or by the laws of descent and distribution, within two (2) years of the Date of Grant or within one (1) year after the transfer of shares pursuant to exercise of the Option. Each certificate representing shares of Stock acquired by the exercise of the Option shall bear a legend to that effect. Grantee hereby further acknowledges that the transfer of the shares of Stock acquired by the exercise of the Option may be limited by Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended.

      11. AMENDMENT OF OPTION. The Option may be amended by the Board of Directors of the Company or by a committee appointed by the Board of Directors (the "Committee") at any

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time (a) if the Board of Directors or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code, or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (b) other than in the circumstances described in clause (a), with the consent of Grantee.

      12. FAIR MARKET VALUE. For purposes of this Agreement, the term "Fair Market Value" of a share of Stock shall mean the Fair Market Value of the Stock as determined in good faith by the Company; provided, however, that (a) if the shares of Stock are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the shares of Stock on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (b) if the shares of Stock are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the shares of Stock on such system on such date or on the last day preceding such date on which a sale was reported, or (c) if the shares of Stock are admitted to quotation on NASDAQ and have not been designated a NMS security or are listed on another comparable quotation system, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the shares of Stock on such system on such date.

      IN WITNESS WHEREOF, Company and Grantee have executed this Agreement in a manner appropriate to each as of the day and year first above written.

                              PLAY BY PLAY TOYS & NOVELTIES, INC.


                              By _______________________________

                              Title ____________________________

                                    "COMPANY"


                              ACCEPTED AND AGREED TO:


                              By _______________________________

                                    "GRANTEE"

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